UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2004

Covad Communications Group, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25271 (Commission File Number)	77-0461529 (IRS Employer Identification No.)

110 Rio Robles San Jose, California (Address of principal executive offices)	95134-1813 (Zip code)

(408) 952-6400
(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement.
ITEM 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
ITEM 9.01: Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

ITEM 1.01: Entry into a Material Definitive Agreement.

     In connection with the resignation of Mark Richman, our Executive Vice President and Chief Financial Officer, as described in Item 5.02 below, the Compensation Committee of Covad Communications Group, Inc. (the “Company”) approved an agreement (the “Richman Agreement”) to be entered into between the Company and Mr. Richman. Pursuant to this agreement, Mr. Richman agreed to make himself available for consultation services for transition purposes from November 11, 2004 through May 11, 2005 and release all claims against the Company. In exchange, the Company will make a payment of $137,800 to Mr. Richman.

     Effective as of November 24, 2004, the Board of Directors appointed Susan Crawford as Acting Chief Financial Officer. Ms. Crawford previously entered into a Change in Control Agreement (“Change in Control Agreement”) with the Company dated as of October 4, 2004. At the time the Change in Control Agreement was executed Ms. Crawford was not an executive officer. Pursuant to the terms of the Change in Control Agreement, upon the termination of Ms. Crawford’s employment under certain circumstances following a change in control, she will be entitled to receive special termination benefits, including a lump sum payment of one year base salary and bonus. The special termination benefits are generally payable if the Company terminates Ms. Crawford without cause within one year following a change in control. The special benefits are also payable if Ms. Crawford resigns as a result of certain actions taken by the Company (including a reduction in her compensation or responsibilities or a change in her job location) within one year following a change in control.

     The foregoing summaries of the Richman Agreement and Change in Control Agreement are not intended to be complete descriptions of all of the terms thereof. For further information, please see the copies of the Richman Agreement and Change in Control Agreement that are included as exhibits to this report and incorporated herein by reference.

ITEM 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective November 24, 2004, Mr. Richman resigned as the Company’s Executive Vice President and Chief Financial Officer.

     Effective as of November 24, 2004, the Board of Directors appointed Susan Crawford, age 46, as its Acting Chief Financial Officer. Ms. Crawford joined Covad in September 2002 as Vice President, Financial Planning & Analysis and Investor Relations and was appointed Senior Vice President, Planning & Priorities Management in August 2004. Prior to joining Covad, Ms. Crawford served as Senior Vice President and Chief Financial Officer of RealNames Corporation from July 2001 to August 2002. Ms. Crawford served as Vice President, Finance and Chief Financial Officer of PowerTV, Inc. from May 2000 to July 2001. From April 1999 to May 2000, Ms. Crawford served as Vice President, Finance of Superior Telecommunications, Inc., and from February 1997 to April 1999, Ms. Crawford served as a Director of Finance for Scientific Atlanta.

     As noted above in Item 1.01, Ms. Crawford previously entered into a Change in Control Agreement with the Company before Ms. Crawford was an executive officer. For further information, please see the copy of the Change in Control Agreement that is included as an exhibit to this report and incorporated herein by reference.

ITEM 9.01: Financial Statements and Exhibits

     (c) Exhibits

10.1	General Release of All Claims by and between Covad Communications Group, Inc. and Mark Richman.
10.2	Change in Control Agreement between Covad Communications Group, Inc. and Susan Crawford.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2004

By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	General Release of All Claims by and between Covad Communications Group, Inc. and Mark Richman.
10.2	Change in Control Agreement between Covad Communications Group, Inc. and Susan Crawford.